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                                                             Exhibit (g)(1)(iii)

INVESTORS
--------------------------------------------------------------------------------
BANK & TRUST

January 28, 2005

Mr. Michael Kardok, Treasurer
CDC Nvest Funds Trust III
399 Boylston Street
Boston, MA 02116

Re: Custody Agreement (the "Agreement")

Dear Michael:

Attached is an amendment to Appendix A (the "Amendment") to the Custody Agreement between CDC Nvest Funds Trust III (the "Trust") and Investors Bank & Trust Company. Pursuant to Section 19 of the Agreement, the attached APPENDIX A shall become APPENDIX A to the Agreement effective January 31, 2005, superseding any and all previous APPENDIX A.

Please indicate your acceptance of the foregoing by executing the two originals of this letter agreement, returning one to Investors Bank & Trust and retaining one for your records.

Sincerely,


Geoffrey M. O'Connell
Senior Director

Investors Bank & Trust Company               CDC Nvest Funds Trust III


By: /s/ Andrew M. Nesvet                   By: /s/ Michael Kardok
    ---------------------------------          ---------------------------------
Name: Andrew M. Nesvet                     Name: Michael Kardok
      -------------------------------            -------------------------------
Title: Managing Director                   Title: Treasurer
       ------------------------------             ------------------------------

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                                CUSTODY AGREEMENT
                        Between CDC Nvest Funds Trust III
                       And Investors Bank & Trust Company

                                   APPENDIX A
                        (Revised as of January 31, 2005)

Series of CDC Nvest Funds Trust III

Harris Associates Focused Value Fund
CDC IXIS Moderate Diversified Portfolio
IXIS Equity Diversified Portfolio

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